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                                                                       EXHIBIT 5


                         [Piper Rudnick LLP LETTERHEAD]


                                  June 19, 2003


Equity Residential
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

         We are acting as counsel to Equity Residential, a Maryland statutory real estate investment trust (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering of up to $172,342,739 in aggregate amount of its common shares of beneficial interest, $0.01 par value ("Common Shares"), and one or more series of its (i) preferred shares of beneficial interest, $0.01 par value (the "Preferred Shares"), and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and the Common Shares, the "Securities"), including the proposed public offering of up to 6,000,000 of the Company's depositary shares ("Depositary Shares"), each representing a 1/10 fractional interest in a 6.48% Series N Cumulative Redeemable Preferred Share of Beneficial Interest, par value $0.01 per share (liquidation preference $250.00 per share) (liquidation preference equivalent to $25.00 per Depositary Share) of the Company (the "Series N Preferred Shares"), all of which Depositary Shares are to be sold by the Company as set forth in the prospectus, which forms a part of the Registration Statement (the "Prospectus"), and as set forth in the Prospectus Supplement, dated May 20, 2003, relating to the Depositary Shares representing the Series N Preferred Shares (the "Prospectus Supplement"), pursuant to the Terms Agreement dated May 20, 2003 among the Company, ERP Operating Limited Partnership, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, and Wachovia Securities, Inc. including the terms of the Company's Standard Underwriting Provisions dated May 16, 1997 which are incorporated by reference therein (collectively, the "Underwriting Agreement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss.229.601(b)(5), in connection with the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies of originals certified or otherwise identified to our satisfaction, of the Registration Statement, the Declaration of Trust and Bylaws of the Trust, the Deposit Agreement dated June 19, 2003 (the "Deposit Agreement") between the Company, EquiServe Trust Company, N.A. and EquiServe, Inc., the proceedings of the Board of Trustees of the Trust or committees thereof relating to the





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                                                              Equity Residential
                                                                   June 19, 2003
                                                                          Page 2



organization of the Trust and to the authorization and issuance of the Depositary Shares, an Officer's Certificate of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, trust or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon, subject to and limited by the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion that following (i) execution and delivery of the depositary receipts representing the Depositary Shares in the form contemplated and authorized by the Deposit Agreement, (ii) issuance of the Series N Preferred Shares pursuant to the terms of the Underwriting Agreement,
(iii) receipt by the Company of the consideration for the Depositary Shares specified in the resolutions of the Board of Trustees and the Pricing Committee of the Board of Trustees relating to the issuance of the Depositary Shares and the Underwriting Agreement, and (iv) due execution and filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation, the Series N Preferred Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Law, and the Depositary Shares will represent valid interests therein.

         To the extent the obligations of the Company and the rights of any holder of Depositary Shares under the Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.




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                                                              Equity Residential
                                                                   June 19, 2003
                                                                          Page 3



         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Series N Preferred Shares will not cause (i) the Company to issue Series N Preferred Shares in excess of the number of Series N Preferred Shares authorized by the Company's Declaration of Trust of their issuance or (ii) any person to violate any of the Ownership Limit or Excepted Holder Limit provisions of the Trust's Declaration of Trust (as defined in Article VII thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K (the "Form 8-K") on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion with the Form 8-K as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                                     Very truly yours,

                                                     PIPER RUDNICK LLP

                                                     /s/ PIPER RUDNICK LLP